Exhibit 99.7

CONSENT OF TO BE NAMED AS A DIRECTOR NOMINEE

BTC Development Corp. intends to file a Registration Statement on Form S-1 (together with any amendments or supplements thereto, the “Registration Statement”) registering securities for issuance in its initial public offering. As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement as a director nominee. The undersigned also consents to the filing of this consent as an exhibit to the Registration Statement and any amendments thereto.

Dated: August 19, 2025	Signature:	/s/ Hersh Kozlov
	By:	Hersh Kozlov